UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 22, 2012

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Liberty Avenue

Union, New Jersey 07083

(Address of principal executive offices)  (Zip code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 22, 2012, Bed Bath & Beyond Inc. (the “Company”) held its Annual Meeting of Shareholders.  At the Annual Meeting, the shareholders approved an amendment and restatement of the Bed Bath & Beyond Inc. 2004 Incentive Compensation Plan (the “2004 Plan”), which was renamed as the Bed Bath & Beyond Inc. 2012 Incentive Compensation Plan (the “2012 Plan”).  The 2012 Plan generally incorporates the provisions of the 2004 Plan and includes the following key modifications, effective June 22, 2012:

•                  The current aggregate share reserve was increased by an additional 14,300,000 shares. The 2012 Plan continues to maintain a “fungible share limit” where each share of common stock subject to full value awards (e.g., restricted stock or restricted stock units) will be counted as 2.2 shares against the aggregate share reserve under the 2012 Plan.

•                  The term of the 2012 Plan was extended through May 18, 2022.

•                  The 2012 Plan authorizes the grant of incentive stock options, which may provide the participant with the opportunity for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), subject to certain conditions and requirements.

•                  The 2012 Plan includes additional features such as the avoidance of liberalized share recycling for stock options and stock appreciation rights, minimum vesting requirements, and restrictions on dividend payments in connection with restricted stock awards and other stock-based awards, all as set forth in greater detail in the 2012 Plan.

In addition to the foregoing, our shareholders reapproved the Section 162(m) performance goals under the 2012 Plan so that certain incentive awards granted under the 2012 Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code.

The foregoing is a brief summary of the principal modifications included in the 2012 Plan and does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.07                     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on June 22, 2012, the following items were voted upon:  (1) the election of nine directors of the Company for terms expiring in 2013; (2) the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 2, 2013; (3) a proposal to consider the approval, by non-binding vote, of the 2011 compensation paid to the Company’s named executive officers, known as the “say-on-pay” proposal; and (4) a proposal to approve the 2012 Plan.  The voting results with respect to each of the matters described above were as follows:

1.                                       The nine directors were elected based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Warren Eisenberg	186,503,569	9,479,959	364,633	9,938,426
Leonard Feinstein	186,508,190	9,728,261	111,710	9,938,426
Steven H. Temares	193,540,802	2,715,741	91,618	9,938,426
Dean S. Adler	190,412,666	5,838,198	97,297	9,938,426
Stanley F. Barshay	196,011,966	239,568	96,627	9,938,426
Klaus Eppler	190,217,492	6,031,257	99,412	9,938,426
Patrick R. Gaston	196,093,229	146,999	107,933	9,938,426
Jordan Heller	196,045,230	207,926	95,005	9,938,426
Victoria A. Morrison	190,752,995	5,500,792	94,374	9,938,426

2.                                       The appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 2, 2013 was ratified based upon the following votes:

For	Against	Abstain
203,076,816	3,095,039	114,732

3.                                       The 2011 compensation paid to the Company’s named executive officers, known as the “say-on-pay” proposal, was approved, by non-binding vote, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
183,130,270	11,891,283	1,326,608	9,938,426

4.                                       The 2012 Plan was approved, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
180,959,317	15,210,739	178,105	9,938,426

Item 9.01                     Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Bed Bath & Beyond Inc. 2012 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: June 26, 2012	By:	/s/ Eugene A. Castagna
By: Eugene A. Castagna
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Description
10.1	Bed Bath & Beyond Inc. 2012 Incentive Compensation Plan